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                                                                     EXHIBIT 4.6

                           COMMERCIAL METALS COMPANY

                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

       The Commercial Metals Company 1999 Non-Employee Director Stock Option Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Commercial Metals Company, a Delaware corporation (hereinafter called the "Company"), effective as of November 22, 1999.

                                   ARTICLE 1
                                    PURPOSE

       The purpose of the Plan is to attract and retain Outside Directors of Commercial Metals Company and to provide such persons with a proprietary interest in the Company through the issuance of Common Stock that will

              (a) increase the interest of such persons in the Company's welfare;

              (b) furnish an incentive to such persons to continue their services for the Company; and

              (c) provide a means through which the Company may attract able persons as directors.

                                   ARTICLE 2
                                  DEFINITIONS

       For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

       2.1 "Black-Scholes Value" means the value of a Stock Option granted under the Plan to purchase one share of Common Stock determined pursuant to the option pricing model commonly known as the Black-Scholes method.

       2.2 "Board" means the board of directors of the Company.

       2.3 "Change of Control" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related



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transactions, of all or substantially all of the assets of the Company; (iii)
the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 15% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act), provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (w) Daniel E. Feldman, Moses Feldman, Robert L. Feldman, or Sara B. Feldman (the "Feldmans"), or any of his or her affiliates, so long as the Feldmans and their affiliates do not beneficially own an aggregate of 25% or more of the shares of Common Stock then outstanding, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7. Under sub-clause (w) of clause (v) of the preceding sentence, if a person or entity is an affiliate of one or more of the Feldmans and of another person or entity, such sub-clause (w) shall not serve to exempt such other person or entity in determining whether a Change of Control has occurred.

       2.4 "Code" means the Internal Revenue Code of 1986, as amended.

       2.5 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with ARTICLE 3 of this Plan.

       2.6 "Common Stock" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

       2.7 "Company" means Commercial Metals Company, a Delaware corporation, and any successor entity.

       2.8 "Date of Grant" means the effective date on which a Stock Option is awarded to an Outside Director as set forth in the applicable Stock Option Agreement in accordance with the terms of the Plan.

       2.9 "Election Form" means a form approved by the Committee pursuant to which an Outside Director elects a method of payment of Fees.



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       2.10 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

       2.11 "Fair Market Value" means, as of a particular date, the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

       2.12 "Fees" means the cash retainer payable by the Company to an Outside Director for service as an Outside Director of the Company, as such amount may be changed from time to time.

       2.13 "Optioned Shares" means the full shares of Common Stock which a Participant may purchase pursuant to the exercise of a Stock Option granted pursuant to this Plan.

       2.14 "Option Period" means the period during which a Stock Option may be exercised.

       2.15 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

       2.16 "Options Election Period" means the period beginning on October 1st (or, with respect to the first full calendar year during the term of the Plan, November 22, 1999) of each year during the term of the Plan and ending on the following December 31st, or such other time period designated by the Committee, during which Outside Directors may elect to receive Stock Options as payment of some or all of their Fees. If a person becomes an Outside Director on or after January 1st but before October 1st, including a person serving as a director and an Employee who becomes an Outside Director because such director's employment with the Company terminates during such period, the Options Election Period for such person for that year shall commence on the date such person first becomes an Outside Director and end 30 days thereafter.

       2.17 "Outside Director" means a director of the Company who is not an Employee.

       2.18 "Participant" shall mean an Outside Director of the Company.

       2.19 "Plan" means this Commercial Metals Company 1999 Outside Director Stock Option Plan, as amended from time to time.

       2.20 "Plan Year" means a yearly period during the term of the Plan beginning on the date of the Company's annual meeting of stockholders and ending on the day before the Company's next annual meeting of stockholders.

       2.21 "Retirement" means Termination of Service as a Director at or after attaining age 62.



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       2.22 "Stock Option" means a non-qualified option to purchase Common
Stock granted under the Plan.

       2.23 "Stock Option Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of a Stock Option.

       2.24 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

       2.25 "Termination of Service as a Director" occurs when a Participant who is an Outside Director of the Company shall cease to serve as a director of the Company for any reason.

       2.26 "Total and Permanent Disability" means that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties as a director for a period of six (6) continuous months, as determined in good faith by the Committee.

                                   ARTICLE 3
                                 ADMINISTRATION

       The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of not fewer than two persons, each of whom must be a "Non-Employee Director", as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as such rule now exists or may hereafter be amended. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

       The Committee shall select one of its members to act as its Chairman and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and
(iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Outside Directors to receive awards under the Plan or the time at which


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any such awards are to be granted, and provided further, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Participants under the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

                                   ARTICLE 4
                         ELIGIBILITY; GRANT OF OPTIONS

       4.1 Automatic Grant of Options. On the first day of every Plan Year, each Outside Director serving as such on that date shall automatically be granted a Stock Option to purchase one thousand five hundred (1,500) shares of Common Stock on such date, without further action by the Committee.

       If a person becomes an Outside Director during a Plan Year on a date after the first day of a Plan Year, including a person serving as a director and an Employee who becomes an Outside Director because such director's employment with the Company terminates during such Plan Year, such Outside Director shall automatically be granted a Stock Option to purchase that number of shares of Common Stock equal to 1,500 multiplied by a fraction, the numerator of which shall be the number of days until the end of such Plan Year and the denominator of which shall be the total number of days in such Plan Year. In the event that such calculation would result in a fractional share being subject to a Stock Option, the number of shares that may be purchased under such Stock Option shall be rounded up to the next whole number of shares. Stock Options granted under this paragraph shall automatically be granted on the date such person becomes an Outside Director, without further action by the Committee.

       4.2 Election to Receive Stock Options in Lieu of Cash Fees. A Participant may elect to receive all or part of the Fees otherwise payable to him or her during a calendar year in the form of a Stock Option to purchase the number of shares of Common Stock determined as set forth below in this Section
4.2. An Outside Director who wishes to receive Fees for a calendar year in the form of a Stock Option must irrevocably elect to do so by delivering a valid Election Form during the Options Election Period to the Secretary of the Company or such other person as the Committee may designate. An Outside Director's timely election to receive a Stock Option in lieu of cash Fees under this Section 4.2 will be effective as of the first day of the calendar year covered by the Election Form. Elections to receive Stock Options in lieu of cash Fees are irrevocable and shall be valid only for the calendar year covered by such election. The Date of Grant for Stock Options granted under this
Section 4.2 will be the first day of the Plan Year immediately following the calendar year covered by the Election Form.

       The Committee shall cause to be calculated the Black-Scholes Value as of the first day of the Plan Year immediately following the calendar year covered by the Election Form. The Committee shall have complete discretion to assign such values to the factors utilized in the calculation of the Black-Scholes Value as the Committee deems appropriate. The Committee may, but shall not be required to, use the services of Employees, consultants or other agents to assist the Committee in calculating the Black-Scholes Value. The number of shares subject to a Stock Option granted pursuant to this Section 4.2 shall be the number of whole shares equal to (i) the dollar amount of the Fees earned by the Outside Director that the Outside Director elected to



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receive in the form of a Stock Option divided by (ii) the Black-Scholes Value.
In determining the number of Optioned Shares, any fraction of a share will be rounded up to the next highest whole number of shares.

       For example:

              Assume that an Outside Director has elected to receive $5,000 of his or her Fees in the form of a Stock Option and that the Black-Scholes Value was determined to be $10. The Outside Director would be granted a Stock Option to purchase 500 shares of Common Stock as payment of the $5,000 compensation, calculated as follows: $5,000 divided by $10 = 500 shares.

       4.3 Vesting; Time of Exercise.

              (a) Stock Options granted pursuant to Section 4.1 will be exercisable in the following cumulative installments:

       First Installment: A Stock Option will be exercisable for up to 50% of the Optioned Shares (rounded down so that no fractional share is exercisable) at any time following the first anniversary of the Date of Grant.

       Second Installment: A Stock Option will be exercisable for the remainder of the Optioned Shares not exercisable in the first installment at any time following the second anniversary of the Date of Grant.

              Notwithstanding the foregoing, the vesting of installments under Stock Options granted pursuant to Section 4.1 shall automatically accelerate and the Stock Options shall be exercisable in full upon (i) the Participant's death, (ii) the Participant's Termination of Service as a Director as a result of Total and Permanent Disability, or (iii) the occurrence of a Change of Control. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

              (b) Stock Options granted pursuant to Section 4.2 will be fully vested and exercisable on the Date of Grant.

       4.4 Stock Option Agreement. The grant of a Stock Option shall be evidenced by a Stock Option Agreement setting forth the total number of shares of Common Stock subject to the Stock Option, the Option Price, the maximum term of the Stock Option, the Date of Grant, and such other terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute a Stock Option Agreement with a Participant promptly after the Date of Grant of the Stock Option.



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                                   ARTICLE 5
                             SHARES SUBJECT TO PLAN

       The maximum number of shares of Common Stock that may be issued under the Plan is two hundred thousand (200,000) (as may be adjusted in accordance with ARTICLES 11 and 12 hereof). All Stock Options granted under the Plan shall be designated as non-qualified stock options. Shares of Common Stock to be issued under the Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to Stock Options that are forfeited, terminated, or settled in cash in lieu of Common Stock, or expired unexercised shall immediately become available for grants of Stock Options under the Plan.

       During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                   ARTICLE 6
                                  OPTION PRICE

       The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be One Hundred Percent (100%) of the Fair Market Value of the share on the Date of Grant.

                                   ARTICLE 7
                           OPTION PERIOD; FORFEITURE

       No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period.

       The Option Period for each Stock Option will terminate on the first of the following to occur:

              (a) 5 p.m. on the seventh anniversary of the Date of Grant;

              (b) 5 p.m. on the date which is one (1) year following the Participant's Termination of Service as a Director due to death or Total and Permanent Disability;

              (c) 5 p.m. on the date that is two (2) years following the Participant's Termination of Service as a Director due to Retirement; provided that any installment not vested and exercisable on the Participant's Retirement shall terminate and be forfeited on such date; or

              (d) 5 p.m. on the date that is thirty (30) days after any other Termination of Service as a Director; provided that any installment not vested and exercisable on the date of such Termination of Service as a Director shall terminate and be forfeited on such date.



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                                   ARTICLE 8
                               EXERCISE OF OPTION

       Stock Options may be exercised during the Option Period. Stock Options may be exercised at such times and in such amounts as provided in this Plan and the applicable Stock Option Agreements, subject to the terms, conditions, and restrictions of the Plan.

       In no event may a Stock Option be exercised or shares of Common Stock be issued pursuant to a Stock Option if a necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Stock Option may be exercised for a fractional share of Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

       Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares of Common Stock to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) any other form of consideration that is acceptable to the Committee in its sole discretion.

       Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

       If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.



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                                   ARTICLE 9
                          AMENDMENT OR DISCONTINUANCE

       Subject to the limitations set forth in this ARTICLE 9, the Board may at any time and from time to time, without the consent of the Participants, suspend or discontinue the Plan in whole or in part. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies and regulations.

       Subject to the foregoing, any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Stock Options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Stock Option Agreement. In the event of any such amendments to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Stock Option Agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 10
                           STOCKHOLDER APPROVAL; TERM

       Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Stock Options hereunder is in all respects subject to the approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval. Stock Options may be granted under the Plan prior to the time of stockholder approval. Any such Stock Options granted prior to such stockholder approval shall be subject to such stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on January 31, 2010, but Stock Options granted before such date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 11
                              CAPITAL ADJUSTMENTS

       If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:



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              (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being issued under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so issued.

              (ii) Appropriate adjustments shall be made in the number of shares of Common Stock subject to purchase pursuant to Stock Options to be granted under ARTICLE 4 of the Plan, to the end that Stock Options to purchase the same proportion of the Company's issued and outstanding shares of Common Stock shall be granted under ARTICLE 4.

              (iii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

       Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

       Upon the occurrence of each event requiring an adjustment with respect to any Stock Option, the Company shall mail to each Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 12
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

       12.1 General. The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       12.2 Adjustment; Company Survives. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.



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       12.3 Adjustment; Company Does Not Survive. In the event of any reorganization, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Options that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving, resulting or consolidated company which were distributed or are to be distributed to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, the Committee, in its sole discretion, may cancel all such Stock Options as of the effective date of any such reorganization, merger, consolidation, share exchange or of any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase, during the thirty (30) day period next preceding such effective date, of all of the shares of Common Stock subject to such outstanding Stock Options.

       12.4 Notice of Adjustment. Upon the occurrence of each event requiring an adjustment of the Option Price or the number of shares of Common Stock purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail to each Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 13
                           LIQUIDATION OR DISSOLUTION

       In case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

       14.1 Assignability. No Stock Option granted under this Plan shall be assignable or otherwise transferable by the Participant (or his or her authorized legal representative) during the Participant's lifetime and, after the death of the Participant, other than by will or the laws of descent and distribution or as provided below in this ARTICLE 14. All or a portion of a Stock


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Option granted to a Participant may be assigned by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to
Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of transferred Stock Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 12, 13 and 14 hereof the term "Participant" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and the Stock Option Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Stock Option of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Stock Option that has been transferred by a Participant under this Section 14.1.

       14.2 Investment Intent. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment purposes and not with a view to their distribution.

       14.3 No Employment Relationship. Each Participant is not an Employee of the Company. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

       14.4 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

       14.5 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted a Stock Option to purchase Common Stock of the Company or any other rights except as may be evidenced by a Stock Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

       14.6 Indemnification of Board and Committee. No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board and the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be


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


exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise.

       14.7 Restrictions. This Plan, and the granting and exercise of Stock Options hereunder, and the obligation of the Company to sell and deliver Common Stock under such Stock Options, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Stock Option unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Company. Unless the Stock Options and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising a Stock Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. If any provision of this Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit this Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or quoted, and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

       14.8 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

       14.9 Tax Requirements. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued upon exercise of Stock Options granted under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

       14.10 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Options granted under this Plan shall constitute general funds of the Company.



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


       IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 22, 1999, by its President and Secretary pursuant to prior action taken by the Board.

                                     COMMERCIAL METALS COMPANY



                                     By: /s/ Stanley A. Rabin
                                         --------------------------------------
                                         President
Attest:


/s/ David M. Sudbury
----------------------------
Secretary



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